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                                                                 EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 12, 1997 (except as to Note 19, which is as of January 9, 1998) appearing on page F-2 of the Annual Report on Form 10-K of Axiohm Transaction Solutions, Inc. For the year ended December 31, 1997.

Price Waterhouse

/s/ Price Waterhouse

Paris, France
June 30, 1998